SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: June 6, 2005

ATLANTIS BUSINESS DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Nevada	0-16286	95-4082020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 NE 80th terrace
Miami, FL 33138

(Address of principal executive offices)

Registrant's telephone number, including area code: 732-212-1133

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 6, 2005 Dr. James Voloshin resigned from his position as Director of Atlantis Business Development Corp. The Company has provided a copy of the disclosures made herein to Mr. Voloshin no later than the date of filing this report with the Securities and Exchange Commission. The Company has requested that Mr. Voloshin furnish the Company, as promptly as possible, a letter addressed to the Company stating whether or not he disagrees with the statements made by us herein, and if not, stating the respects in which he disagrees. Upon receipt of this letter, the Company will file it as an exhibit to this report, or an amendment thereto, no later than two (2) business days following its receipt.

On June 6, 2005, Tim DeHererra resigned from his position as President and Director of Atlantis Business Development Corp. The Company has provided a copy of the disclosures made herein to Mr. DeHererra no later than the date of filing this report with the Securities and Exchange Commission. The Company has requested that Mr. DeHererra furnish the Company, as promptly as possible, a letter addressed to the Company stating whether or not he disagrees with the statements made by us herein, and if not, stating the respects in which he disagrees. Upon receipt of this letter, the Company will file it as an exhibit to this report, or an amendment thereto, no later than two (2) business days following its receipt. The company has requested that Mr. DeHererra provide all documentation pertaining to Atlantis Business Development Corp. that is in his possession. The Company has also requested that Mr. DeHererra return the 150,000 shares of S8 stock that was given to him for employment compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                    ATLANTIS BUSINESS DEVELOPMENT CORPORATION

June_____7, 2005                                     /s/ Christopher N. Dubeau

Date                                                             Christopher M Dubeau